UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  August 14, 2008

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 14, 2008, the Company was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE’s continued listing standards, as its market capitalization was less than $75 million over a 30 trading-day period, and its shareholders’ equity was less than $75 million. As of August 8, 2008, the Company’s 30 trading-day average market capitalization was $74.5 million, and in its Quarterly report on Form 10-Q for the quarter ended March 28, 2008, the Company reported shareholders’ equity of $72.4 million. Under applicable NYSE procedures, the Company has 45 days from the receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continuing listing standards within 18 months. The Company intends to submit such a plan.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release titled, “TRC Receives Notification of Non-Compliance from the NYSE,” dated August 19, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2008		TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release titled, “TRC Receives Notification of Non-Compliance from the NYSE,” dated August 19, 2008.